Exhibit 10.1

EITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXCHANGEABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

8% PROMISSORY NOTE

$100,000.00	as of August 6, 2010

FOR VALUE RECEIVED, Green EnviroTech Holdings Corp., a Delaware corporation (the “Maker”), with its primary offices located at _5300 Claus Road, Riverbank, CA 95367_ promises to pay to the order of H.E. Capital, S.A.  (the “Payee”) or his or its registered assigns (with the Payee, the “Holder”), upon the terms set forth below, the principal sum of One Hundred Thousand Dollars ($100,000.00) plus interest on the unpaid principal sum outstanding at the rate of 8% per annum, payable at maturity in one year from the date of this Promissory Note (this “Note”).

Definitions.   When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

Maximum Rate means, with respect to the holder hereof, the maximum non-usurious rate of interest which, under all legal requirements, such holder is permitted to contract for, charge, take, reserve, or receive on the Obligations.

Note means this Promissory Note (as amended, modified, extended, or restated from time to time).

Obligations means all present and future indebtedness, obligations, and liabilities and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Payee by Maker, whether arising pursuant to this Note, or otherwise, and all renewals and extensions thereof, together with all interest accruing thereon and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof.

Maturity  Date means the August 8, 2011.

1.	Payments and Interest.

(a)           Principal and Interest.  The unpaid principal of this Note, and all accrued but unpaid interest thereon, shall be due and payable at the Maturity Date.

(b)           Interest Rate.  Subject to Section 3(c), the unpaid principal balance of this Note shall bear interest from the date of advance until paid at a rate per annum is 8%.

(c)           Default Rate.  All past due principal of, and to the extent permitted by applicable law, interest on, this Note shall bear interest until paid at the Contract Rate plus 2%.

(d)           Computation of Interest Rates.  Subject to applicable usury laws, interest shall be computed at a daily rate equal to 1/360 of the applicable rate of interest per annum, unless the Maximum Rate shall be in effect, in which case interest shall be computed at a daily rate equal to 1/365 or 1/366, as appropriate, of the applicable rate of interest per annum.

(e)           Optional Prepayments.  Maker shall have the right, from time to time, to prepay the unpaid principal of this Note, in whole or in part, without premium or penalty, upon the payment of accrued interest on the amount prepaid to and including the date of payment.

(f)           Manner and Application of Payments.  All payments and prepayments by Maker on account of principal or interest hereunder shall be made in immediately available funds.  All such payments shall be made to Payee at the address set forth above no later than 12:00 noon, eastern time, on the date due and funds received after that hour shall be deemed to have been received by Payee on the next following business day.  If any payment is scheduled to become due and payable on a day that is not a business day, such payment shall instead become due and payable on the immediately following business day and interest on the principal portion of such payment shall be payable at the then applicable rate during such extension.  All payments made on this Note shall be applied first to accrued interest and then to principal.

3.           Usury Laws.  Regardless of any provisions contained in this Note, Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

4.           Nonliability of Payee.  The relationship between Maker and Payee is, and shall at all times remain, solely that of Maker and Payee and Payee has no fiduciary or other special relationship with Maker.

5.           [INTENTIONALLY OMMITTED]

6.           Remedies.      If the Obligations are not paid in full on the Maturity Date, then Payee at its option may (a) foreclose any liens and security interests securing payment of the Obligations or (b) exercise any of Payee’s other rights, powers, recourses and remedies under this Note, under any documents executed in connection with this Note, or at law or in equity. Notwithstanding the foregoing, if either Maker shall (a) commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing or (b) an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of either Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, then the Obligations shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

7.           Indemnification by Maker.    Whether or not the transactions contemplated hereby are consummated, Maker shall, jointly and severally, indemnify and hold harmless Payee and its affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorney costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance, or administration of this Note or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the use or proposed use of the proceeds of any loan evidenced by this Note, (c) the past or ongoing business activities of either Maker or any of its affiliates, directors, officers, employees or agents, or (d) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation, or proceeding) and regardless of whether any Indemnitee is a party thereto.

8.                Costs.  If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, including all costs of appeal.

9,                Notices.                  Any notices or other communications required or permitted to be given hereunder must be given in writing and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (i) Maker: Green EnviroTech Holdings Corp. and (ii) Payee:  H.E. Capital, S.A. at Casa Bel Sol, MJ 19, Meso Marino, Perla Marina, Sosua, Dominican Republic. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the third day after it is mailed as aforesaid, or, if sent by, facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

10.                Waiver.                  Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes. No failure to exercise, and no delay in exercising, on the part of Payee, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of Payee hereunder shall be in addition to all other rights provided by law.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

11.                Settoff.                  In addition to all liens upon and rights of setoff against the money, securities, or other property of Maker given to Payee (or any of its affiliates) that may exist under applicable law, Payee shall have and Maker hereby grant to Payee (and each of its affiliates) a lien upon and a right of setoff against all money, securities, and other property of Maker, now or hereafter in possession of or on deposit with Payee (or any of its affiliates), whether held in a general or special account or deposit, for safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to either Maker.  No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Payee (or any of its affiliates), or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Payee.

12.                Parties Bound.      This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Maker may not, without the prior written consent of Payee, assign any rights, powers, duties or obligations hereunder.

13.           Governing Law.  This Note has been prepared, is being executed and delivered, and is intended to be performed in the State of New York and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement, and interpretation of this Note.

14.           Choice of Forum; Consent to Service of Process and Jurisdiction.  Any suit, action or proceeding against Maker with respect to this Note or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Florida as Payee in its sole discretion may elect and Maker hereby irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding.  Nothing herein shall affect the right of Payee to serve process in any manner permitted by law or shall limit the right of Payee to bring any action or proceeding against Maker or with respect to any of its property in courts in another jurisdiction.  Maker hereby irrevocably waives any objections which they may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Note brought in the courts located in the State of New York and hereby further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum. Any action or proceeding by Maker against Payee shall be brought only in a court located in Florida.

15.                Waiver of Jury Trial. MAKER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGOE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR MAKER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

16.                ENTIRETY.  THE PROVISIONS OF THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE.  THIS NOTE EMBODIES THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE.  THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

MAKER:

GREEN ENVIROTECH HOLDINGS CORP.

By: /s/ Gary M. DeLaurentiis
Name:  Gary M. DeLaurentiis
Title:    Chief Executive Officer